UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 26, 2016

Cadiz Inc.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114 (Commission File Number)	77-0313235 (IRS Employer Identification No.)
550 South Hope Street, Suite 2850, Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

Registrant’s telephone number, including area code:  (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

    On April 26, 2016, Cadiz Inc. (the “Company”) entered into a note purchase agreement with new and existing investors (the “Investors”).  On April 28, 2016, pursuant to the agreement, the Company issued approximately $10.0 million in aggregate principal and accrued interest of its 7.00% Convertible Senior Notes due 2020 (“Notes”).  The net proceeds from the issuance of the Notes to the Investors (such Notes, the “New Notes”), approximately $8.0 million before fees and expenses, will be used for general working capital purposes.

    The Notes accrue interest at 7.00% per year, with no principal or interest payments due prior to maturity on March 5, 2020. The Notes, including original principal and accrued interest, are convertible at any time into the Company’s common stock at a price of approximately $6.75 per share, pursuant to the terms of the Indenture (the “Indenture”), dated as of December 10, 2015, by and between the Company and U.S. Bank National Association, under which the Notes were issued.  Following the issuance of the New Notes, the total amount of Notes outstanding, including accrued interest, will be approximately $71.1 million.

    B. Riley & Co., LLC (“B. Riley”), a leading full service independent investment bank and a wholly-owned subsidiary of B. Riley Financial, Inc., acted as placement agent in the offering of the New Notes.  Under the terms of the Company’s Placement Agent Agreement with B. Riley, the Company has agreed to pay a fee of $400,000 to B. Riley for its services.

    In connection with issuing the New Notes, the Company entered into a First Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated as of April 28, 2016, by and between the Company and U.S. Bank National Association.

    The offering of the New Notes has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the New Notes may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

    The information concerning the issuance of the New Notes by the Company and the Company’s entry into the Supplemental Indenture included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sale of Equity Securities

    The information concerning the offering of New Notes by the Company included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

    The offering of New Notes and the underlying common stock issuable upon conversion of the New Notes was not registered under the Securities Act, but was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) of the Securities Act as the transaction did not involve a public offering, the number of investors was limited, the investors were provided with information about the offering, and the Company placed restrictions on the resale of the securities.

Item 8.01	Other Events

    On April 26, 2016, the Company issued a press release announcing the entry into the note purchase agreement with the Investors.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
4.1	First Supplemental Indenture, dated as of April 28, 2016, by and between Cadiz, Inc. and U.S. Bank National Association
10.1	Private Placement Purchase Agreement, dated as of April 26, 2016, by and among Cadiz Inc. and the purchasers party thereto
10.2
Fourth Amendment to Amended and Restated Credit Agreement, dated as of April 28, 2016, by and among Cadiz Inc. and Cadiz Real Estate LLC, as the borrowers, the lenders party thereto, and Well Fargo Bank, National Association, as administrative agent

10.3	Placement Agent Agreement, dated as of April 26, 2016, by and between Cadiz Inc. and B. Riley & Co. LLC
10.4	Registration Rights Agreement, dated as of April 28, 2016, by and among Cadiz Inc. and the holders party thereto
99.1	Press Release, dated as of April 26, 2016

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Dated:  April 29, 2016

EXHIBIT INDEX

Exhibit No.	Description
4.1	First Supplemental Indenture, dated as of April 28, 2016, by and between Cadiz, Inc. and U.S. Bank National Association
10.1	Private Placement Purchase Agreement, dated as of April 26, 2016, by and among Cadiz Inc. and the purchasers party thereto
10.2
Fourth Amendment to Amended and Restated Credit Agreement, dated as of April 28, 2016, by and among Cadiz Inc. and Cadiz Real Estate LLC, as the borrowers, the lenders party thereto, and Well Fargo Bank, National Association, as administrative agent

10.3	Placement Agent Agreement, dated as of April 26, 2016, by and between Cadiz Inc. and B. Riley & Co. LLC
10.4	Registration Rights Agreement, dated as of April 28, 2016, by and among Cadiz Inc. and the holders party thereto
99.1	Press Release, dated as of April 26, 2016